Exhibit 3.1

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
HEALTH CATALYST, INC.
(Pursuant to Sections 242 and 245 of the General
Corporation Law of the State of Delaware)
Health Catalyst, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.That the name of this corporation is Health Catalyst, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on September 20, 2011 under the name HQC Holdings, Inc.
2.That this corporation has amended and restated its certificate of incorporation several times, and further amended and restated its certificate of incorporation on February 9, 2016 by filing a Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on such date, and further amended its certificate of incorporation thereafter.
3.That the Board of Directors duly adopted resolutions proposing to amend and restate the Sixth Amended and Restated Certificate of Incorporation, as amended, of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment and restatement are as follows:
RESOLVED, that the Sixth Amended and Restated Certificate of Incorporation, as amended, of this corporation be amended and restated in its entirety to read as follows:
FIRST: The name of this corporation is Health Catalyst, Inc. (the “Corporation”).
SECOND: The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 120,147,927. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 46,505,028. The total number of shares of Common Stock this Corporation shall have authority to issue is 73,642,899. The Preferred Stock shall have a par value of $0,001 per share and the Common Stock shall have a par value of $0,001 per share. 7,175,000 shares of Preferred Stock shall be designated “Series A Preferred”, 9,973,658 shares of Preferred Stock shall be designated “Series B Preferred”, 9,588,022 shares of Preferred Stock shall be designated “Series C Preferred”, 6,629,236 shares of Preferred Stock shall be designated “Series D Preferred”, 12,061,525 shares of Preferred Stock shall be designated “Series E Preferred”, and 1,077,587 shares of Preferred Stock shall be designated “Series F Preferred”.
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restriction thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Seventh Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time (the “Certificate of Incorporation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing at least a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK
The powers, preferences, privileges, rights, restrictions, and other matters relating to the Preferred Stock are as set forth below. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.    Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock issued upon the Corporation’s outstanding shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
2.    Liquidation.
2.1    Normal Liquidation.
2.1.1    Series F Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of outstanding shares of Series F Preferred Stock shall be entitled to be paid, before any distribution or payment (or any setting aside for distribution or payment) is made upon any Junior Preferred Stock or Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all shares of Series F Preferred Stock held by such holder (plus, in each case, any declared and unpaid dividends thereon) and (ii) the amount which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s outstanding shares of Series F Preferred Stock were converted into Conversion Stock immediately prior to such event (the greater of the amounts described in the foregoing clauses (i) and (ii), the “Series F Liquidation Amount”), and the holders of outstanding shares of Series F Preferred Stock shall not be entitled to any further payment in respect thereof. If upon any such liquidation, dissolution or winding up of the Corporation (including pursuant to Section 2.2), the Corporation’s assets to be distributed among the holders of the outstanding shares of Series F Preferred Stock are insufficient to permit payment to such holders of the entire aggregate Series F Liquidation Amount which they are entitled to be paid under this Section 2.1.1, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of outstanding shares of Series F Preferred Stock based upon the aggregate Liquidation Value (plus any declared and unpaid dividends thereon) of the outstanding shares of Series F Preferred Stock held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up to each record holder of outstanding shares of Series F Preferred Stock, setting forth in reasonable detail a good faith estimate of the amount of proceeds anticipated to be paid with respect to each share of Preferred Stock and each share of Junior Securities in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.1.1, except as provided in Section 2.2 below.

2.1.2    Junior Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after payment of the entire aggregate Series F Liquidation Amount to all holders of shares of Series F Preferred in accordance with Section 2.1.1 above, each holder of outstanding shares of Junior Preferred Stock shall be entitled to be paid, before any distribution or payment (or any setting aside for distribution or payment) is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all shares of Junior Preferred Stock held by such holder (plus, in each case, any declared and unpaid dividends thereon) and (ii) the amount which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s outstanding shares of Junior Preferred Stock were converted into Conversion Stock immediately prior to such event, and the holders of outstanding shares of Junior Preferred Stock shall not be entitled to any further payment in respect thereof. If upon any such liquidation, dissolution or winding up of the Corporation (including pursuant to Section 2.2), the Corporation’s assets to be distributed among the holders of the outstanding shares of Junior Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.1.2, then the entire remaining assets available to be distributed to the Corporation’s stockholders after the payment in full of the entire aggregate Series F Liquidation Amount pursuant to Section 2.1.1 shall be distributed pro rata among such holders of outstanding shares of Junior Preferred Stock based upon the aggregate Liquidation Value (plus any declared and unpaid dividends thereon) of the outstanding shares of Junior Preferred Stock held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up to each record holder of outstanding shares of Preferred Stock, setting forth in reasonable detail a good faith estimate of the amount of proceeds anticipated to be paid with respect to each share of Preferred Stock and each share of Junior Securities in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.1.1, except as provided in Section 2.2 below.
2.1.3    Common Stock. After payment in full of the liquidation preference with respect to the Preferred Stock as provided in Sections 2.1.1 and 2.1.2, if any assets remain in the Corporation, the holders of the Common Stock shall be entitled to receive the remaining assets and funds legally available therefor distributed ratably among the holders of Common Stock based on the number of shares of Common Stock then held by each,
2.2    Deemed Liquidation. Unless the holders of (a) at least a majority of the outstanding shares of Preferred Stock and (b) at least a majority of the outstanding shares of Series F Preferred, voting as a separate class, which majority must include the consent of the Lead Series F Investor if the Lead Series F Investor still holds at least 75% of the Series F Preferred shares (subject to proportional adjustment for any stock split, combination, stock dividend and other similar recapitalization events) originally purchased by the Lead Series F Investor pursuant to the Stock Purchase Agreement (the “Threshold”), elect otherwise by a written notice delivered to the Corporation within 20 days after receipt of the Corporation’s notice thereof to the holders of the outstanding shares of Preferred Stock, any Fundamental Change or Change in Ownership shall be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of Section 2.1 (a “Deemed Liquidation”), and the holders of the outstanding shares of Preferred Stock shall be entitled to receive from the Corporation the amounts payable with respect to the outstanding shares of Preferred Stock upon a liquidation, dissolution or winding up of the Corporation under Section 2.1 in cancellation of their Shares upon the consummation of any such transaction. The entitlement of holders of Preferred Stock to receive such amounts shall not be abrogated or diminished in the event that part of the consideration offered in connection with a Deemed Liquidation is subject to escrow, earn-out, or any other similar feature. Accordingly, in the event of a Deemed Liquidation, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the transaction agreement entered into by the Corporation in connection with such Deemed Liquidation shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation, and (ii) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.2, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation shall be deemed to be Additional Consideration.
3.    Priority of Preferred Stock on Dividends and Redemptions. So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (except repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any Subsidiary in connection with the cessation of such employment or service at the original purchase price of such stock), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (except dividends payable solely in shares of Common Stock issuable upon the Corporation’s outstanding shares of Common Stock).
4.    Redemptions.
4.1    Redemptions Upon Request. In the event that a Fundamental Change, a Change in Ownership, a Qualified Public Offering, or a liquidation, dissolution or winding up of the Corporation under Section 2.1 has not occurred prior to the Liquidity Trigger Date, at any time (commencing 120 days prior to such date) any (a) holder of at least twenty-five percent (25%) of the outstanding shares of Preferred Stock or (b) holders of at least a majority of the outstanding shares of Preferred Stock may request redemption of all shares of Preferred Stock owned by such holder(s) by delivering written notice of such request (a “Redemption Notice”) to the Corporation. Within 15 days after receipt of a Redemption Notice, the Corporation shall provide a copy of the Redemption Notice to all holders of Preferred Stock who were not signatories to the Redemption

Notice (each a “Non-Signatory Holder”), Each Non-Signatory Holder shall have 15 days following receipt of a Redemption Notice to request redemption of all or any portion of such holder’s Preferred Stock by delivering written notice to the Corporation (each, a “Tag-Along Election”). The Corporation shall be required, within 120 days after receipt of the Redemption Notice, to redeem all of the shares of Preferred Stock as to which Tag-Along Elections have been timely received, in each case at a price per share equal to the greater of (x) the Liquidation Value thereof (plus all declared and unpaid dividends thereon) and (y) the Market Price (determined on an as-converted basis) determined on the date on which the Company received the Redemption Notice. Notwithstanding anything to the contrary set forth in this Section 4, no shares of Junior Preferred Stock shall be redeemed by the Corporation unless and until all shares of Series F Preferred are first redeemed pursuant to this Section 4.
4.2    Redemption Payments. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Preferred Stock pro rata among the holders of the shares of Preferred Stock to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.
4.3    Redeemed or Otherwise Acquired Shares. Any share of Preferred Stock which is redeemed or otherwise acquired by the Corporation shall be canceled on the Redemption Date for such share of Preferred Stock and retired as an authorized but unissued share and shall not be reissued, sold or transferred.
5.    Voting Rights.
5.1    Election of Directors. In the election of directors of the Corporation, (a) so long as there are at least 2,500,000 shares of Series A Preferred (subject to proportional adjustment for any stock split, combination, stock dividend and other similar recapitalization events) outstanding, the holders of Series A Preferred, voting separately as a single class to the exclusion of all other classes and series of the Corporation’s capital stock and with each share of Series A Preferred entitled to one (1) vote, shall be entitled to elect (by majority vote) two (2) directors to serve on the Corporation’s Board of Directors until such directors’ successors are duly elected by the holders of the Series A Preferred or until such directors’ death, resignation or removal from office (if without cause, by, and only by, the holders of at least a majority the outstanding shares of Series A Preferred), (b) so long as there are at least 2,500,000 shares of Series B Preferred (subject to proportional adjustment for any stock split, combination, stock dividend and other similar recapitalization events) outstanding, the holders of Series B Preferred, voting separately as a single class to the exclusion of all other classes and series of the Corporation’s capital stock and with each share of Series B Preferred entitled to one vote, shall be entitled to elect (by majority vote) one (1) director to serve on the Corporation’s Board of Directors until such director’s successor is duly elected by the holders of the Series B Preferred or until such director’s death, resignation or removal from office (if without cause, by, and only by, the holders of at least a majority the outstanding shares of Series B Preferred), and (c) the holders of the Common Stock, voting separately as a single class to the exclusion of all other classes and series of the Corporation’s capital stock and with each share of Common Stock entitled to one (1) vote, shall be entitled to elect (by majority vote) the balance of the directors to serve on the Corporation’s Board of Directors until such directors’ successors are duly elected by the holders of the Common Stock or until such director’s death, resignation or removal from office.
5.2    Other Voting Rights. The holders of the outstanding shares of Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s Bylaws, and, in addition to any circumstances in which the holders of the Preferred Stock shall be entitled to vote as a separate class under the General Corporation Law of Delaware, the holders of the Preferred Stock shall be entitled, except as provided by the General Corporation Law of Delaware or in this Certificate of Incorporation to vote on all matters (including the election of directors) submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote. In accordance with the provisions of §242(b)(2) of the General Corporation Law of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in §242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes), subject to the remainder of this Section 5.2. For so long as there are at least 2,500,000 shares of Series A Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series A Preferred in a manner that affects them materially and adversely and in a different manner than the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For as long as there are at least 2,500,000 shares of Series B Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series B Preferred in a manner that affects them materially and adversely and in a different manner than the Series A Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For as long as there are at least 2,500,000 shares of Series C Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series C Preferred in a manner that affects them materially and adversely and in a different manner than the Series A Preferred, Series B Preferred, Series D Preferred, Series E Preferred and Series F Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred, which majority shall include the affirmative vote of each holder of greater than ten percent (10%) of the issued and outstanding Series C Preferred, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For as long as there are at least 2,500,000 shares of Series D Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series D Preferred in a manner that affects them materially and adversely and in a different manner than the Series A Preferred, Series B Preferred, Series C Preferred, Series E Preferred and Series F Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For as long as there are at least 2,500,000 shares of Series E Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to amend, alter or repeal the powers, preferences or special rights of the Series E Preferred in a manner that affects them materially and adversely and in a different manner than the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For as long as there are at least 350,000 shares of Series F Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events) outstanding, the Corporation shall not amend this Certificate of Incorporation or the Corporation’s Bylaws, whether by merger, consolidation or otherwise, so as to (a) increase the number of authorized shares of Series F Preferred or (b) amend, alter or repeal the powers, preferences or special rights of the Series F Preferred in a manner that affects them materially and adversely and in a different manner than any of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred, which majority must include the consent of the Lead Series F Investor if the Lead Series F Investor still meets the Threshold, by written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

6.    Conversion.
6.1    Conversion Procedure.
6.1.1    At any time and from time to time, any holder of Preferred Stock may convert all or any portion of the outstanding shares of Preferred Stock held by such holder into a number of shares of Conversion Stock computed by multiplying the number of shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect.
6.1.2    Except as otherwise provided herein, each conversion of shares of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.
6.1.3    The conversion rights of any share subject to redemption hereunder shall terminate on the first Redemption Date after receipt by the Company of the Redemption Notice unless the Corporation has failed to pay to the holder thereof when due the greater of the Market Price (determined on an as-converted basis) and the Liquidation Value of such share (plus any declared and unpaid dividends thereon) in accordance with Section 4 above.
6.1.4    Notwithstanding any other provision hereof, if a conversion of shares of Preferred Stock is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation or a holder of outstanding shares of Preferred Stock, the conversion of any shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.
6.1.5    As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:
(a)    a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;
(b)    payment of any amount payable under Section 6.1.9 below with respect to such conversion; and
(c)    a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

6.1.6    The issuance of certificates for shares of Conversion Stock upon conversion of shares of Preferred Stock shall be made without charge to the holders of such shares of Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except the Corporation shall not be required to pay any tax which may be payable in respect of any issuance and delivery of shares of Conversion Stock in a name other than that in which the shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof (other than restrictions on transfer under applicable federal and state securities law and liens, charges and encumbrances arising through the holder thereof).
6.1.7    The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock.
6.1.8    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock, All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances (other than restrictions on transfer under applicable federal and state securities law and liens, charges and encumbrances arising through the holder thereof). The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.
6.1.9    If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Shares of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.
6.2    Conversion Price.
6.2.1    The initial “Conversion Price” shall be $13.92 for the Series F Preferred, $10,599 for the Series E Preferred, $10,597 for the Series D Preferred, $5,686 for the Series C Preferred, $3.926 for the Series B Preferred, and $2.00 for the Series A Preferred. In each case, in order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.
6.2.2    If, and whenever on or after the original date of issuance of any share of Series E Preferred stock, the Corporation issues or sells, or in accordance with Section 6.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price for any share of Preferred Stock in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price for each share of Preferred Stock so effected shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price for such share of Preferred Stock in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.
6.2.3    Notwithstanding Section 6.2.2 and Section 6.3, there shall be no adjustment in the Conversion Price for any share of Preferred Stock as a result of the issuance of (a) shares of the Corporation’s Common Stock or Options granted pursuant to the Equity Incentive Plan, (b) Common Stock pursuant to a Public Offering, (c) Common Stock in connection with a business acquisition that is first approved by the Corporation’s Board of Directors (which approval must include the affirmative vote or consent of the Investor Directors), (d) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on outstanding Shares of Preferred Stock, (e) shares of Common Stock, Options or Convertible Securities issued pursuant to a subdivision or combination of the Corporation’s Common Stock that is covered by Section 6.4, (f) shares of Common Stock issued upon the exercise of Options or Convertible Securities, (g) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Corporation’s Board of Directors, (h) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Corporation’s Board of Directors, (i) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Corporation’s Board of Directors.
6.3    Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6.2.2, the following shall be applicable:
6.3.1    Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price for any share of Preferred Stock in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.
6.3.2    Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price for any share in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price for any Share shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price for any Share had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price for such Share shall be made by reason of such issue or sale.
6.3.3    Change in Option Price, Subject Shares or Conversion Rate. If the exercise price provided for in any Options, the number of shares issuable upon the exercise of Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price for any Share in effect at the time of such change shall be immediately adjusted to the Conversion Price for such Share which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, number of shares issuable upon exercise, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of any Share of Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price for any Share hereunder to be increased.
6.3.4    Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price for each Share then in effect hereunder shall be adjusted immediately to the Conversion Price for such Share which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this Section 6.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of any Share of Preferred Stock shall not cause the Conversion Price for any Share hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of any Share of Preferred Stock.
6.3.5    Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, as determined in good faith by the Board of Directors of the Corporation.
6.3.6    Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0,001.
6.3.7    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its Subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
6.3.8    Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
6.4    Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price for any Share in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for each Share in effect immediately prior to such combination shall be proportionately increased.
6.5    Reorganization, Reclassification, Consolidation or Merger. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least a majority of the Shares of Preferred Stock then outstanding) to ensure that each of the holders of the outstanding Shares of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of at least a majority of the Shares of Preferred Stock then outstanding) to ensure that the provisions of this Section 6 and Section 7 hereof shall thereafter be applicable to the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance reasonably satisfactory to the holders of at least a majority of the outstanding Shares of Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire,
6.6    Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price for each Share consistent with the provisions expressed in this Section 6 so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Price for any Share as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock.
6.7    Notices. Promptly upon any adjustment of the Conversion Price for any Share, the Corporation shall give written notice thereof to all holders of outstanding Shares of Preferred Stock affected by such adjustment, setting forth in reasonable detail and certifying the calculation of such adjustment.
6.8    Mandatory Conversion.
6.8.1    The Corporation may at any time require the conversion of all of the outstanding Preferred Stock hereunder into shares of Conversion Stock if the Corporation is at such time consummating a firm commitment underwritten Public Offering of shares of its Common Stock in which (a) the aggregate price paid by the public for the shares shall be at least $50,000,000 and (b) the price per share paid by the public pursuant to such Public Offering for such shares shall be at least 1.0 times the Liquidation Value of a share of Series F Preferred (a “Qualified Public Offering”).

6.8.2    In addition, upon the Corporation’s receipt of a written election of the holders of at least a majority of the then outstanding shares of (i) Series A Preferred (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series A Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series A Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series A Preferred in accordance with this Section 6, (ii) Series B Preferred (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series B Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series B Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series B Preferred in accordance with this Section 6, (iii) Series C Preferred (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series C Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series C Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series C Preferred in accordance with this Section 6, (iv) Series D Preferred (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series D Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series D Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series D Preferred in accordance with this Section 6, (v) Series E Preferred (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series E Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series E Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series E Preferred in accordance with this Section 6, (vi) other than in connection with a Public Offering (which shall be governed by the following clause (vii)), Series F Preferred, which majority must include the consent of the Lead Series F Investor if the Lead Series F Investor still meets the Threshold (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series F Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series F Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series F Preferred in accordance with this Section 6, or (vii) in connection with a Public Offering, Series F Preferred, which majority for avoidance of doubt need not include the consent of the Lead Series F Investor (if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding shares of Series F Preferred shall be converted automatically into shares of Conversion Stock upon the occurrence of the Public Offering, and the holders of Series F Preferred shall surrender all of their stock certificates representing their Shares in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series F Preferred in accordance with this Section 6.

7.    Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock, Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
8.    Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (a notarized affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
9.    Definitions. For purposes of this Part B of this Article Fourth, the following terms have the meanings set forth below.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Change in Ownership” means any sale, transfer or issuance or series of related sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or any holders thereof which results in the holders of the capital stock immediately prior to such sale, transfer or issuance or series of sales, transfers and/or issuances of shares ceasing to own more than 50% of the Common Stock Deemed Outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.
“Common Stock” means the Corporation’s Common Stock,
“Common Stock Deemed Outstanding” means, at any given time, the Company’s fully-diluted Common Stock then outstanding (including shares of Common Stock issuable upon conversion of the Preferred Stock (and any other outstanding Convertible Securities) and the full exercise of options outstanding under the Equity Incentive Plan exercisable for (directly or indirectly) Common Stock).
“Conversion Stock” means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean shares of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the units in which such security is issuable if such security is not issuable in shares.
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.
“Equity Incentive Plan” means the Company’s 2011 Stock Incentive Plan, as amended, and any other employee option or stock incentive plan that may be adopted by the Corporation’s Board of Directors from time to time with the approval of the Investor Directors, pursuant to which the Corporation may grant Common Stock and/or options to purchase Common Stock to officers, directors, employees and consultants of the Corporation.
“Fundamental Change” means (a) any sale, transfer or exclusive license of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of related transactions (other than sales in the ordinary course of business consistent with past practice) and (b) any merger or consolidation to which (i) the Corporation is a constituent party or (ii) a Subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except, in either case, for a merger in which the Corporation is the surviving corporation, the terms and relative priorities of the Preferred Stock are not changed, the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, a Change in Ownership has not occurred.
“Investor Directors” shall have the meaning given to such term in the Stockholders Agreement.
“Junior Preferred Stock” means any series of Preferred Stock of the Corporation, except for the Series F Preferred Stock.
“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.
“Lead Series F Investor” shall have the meaning given to such term in the Stock Purchase Agreement,
“Liquidation Value” means, as of any particular date, $13,92 for each share of Series F Preferred, $10,599 for each share of Series E Preferred, $10,597 for each share of Series D Preferred, $5,686 for each share of the Series C Preferred, $3,926 for each share of the Series B Preferred and $2.00 for each share of the Series A Preferred (subject to proportionate adjustment for subsequent stock splits, combinations, stock dividends and other similar recapitalization events). For the avoidance of doubt, no dividend paid on any share of Preferred Stock shall constitute an offset to or credit against such share’s Liquidation Value.
“Liquidity Trigger Date” means February 5, 2024.

“Market Price” of any security means the fair value thereof determined jointly by the Corporation and the holders of at least a majority of the outstanding shares of Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least a majority of the outstanding shares of Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation and the holders of the outstanding shares of Preferred Stock shall split equally the fees and expenses of such appraiser.
“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
“Organic Change” means any recapitalization, reorganization, reclassification, consolidation or merger of the Corporation, in each case which is effected in such a manner that the holders of Conversion Stock are entitled to receive stock, securities or assets with respect to or in exchange for Conversion Stock.
“Permitted Transferee” shall have the meaning given to such term in the Stockholders Agreement.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
“Redemption Date” as to any share of Preferred Stock means the date specified in the notice of any redemption at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the greater of the Market Price (determined on an as-converted basis) and the Liquidation Value of such Share (plus any declared and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid. For the avoidance of doubt, the Market Price and Liquidation Value will be calculated as of the date the Redemption Notice is delivered to the Corporation.
“Stock Purchase Agreement” means that certain Series F Stock Purchase Agreement, dated on or about the date of the filing of this Seventh Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, by and among the Corporation and the other Persons named therein, as such agreement may be amended or modified from time to time in accordance with its terms.
“Stockholders Agreement” means that certain Fifth Amended and Restated Stockholders Agreement, dated on or about the date of the filing of this Seventh Amended and

Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, by and among the Corporation and the other Persons named therein, as such agreement may be amended or modified from time to time in accordance with its terms.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, at least a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, at least a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have at least a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated at least a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control each managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.
10.    Amendment and Waiver. No amendment, modification, alteration, repeal or waiver of any provision of Section 1 to Section 11 hereof shall be binding or effective without the prior written consent of the holders of at least a majority of the Preferred Stock outstanding at the time such action is taken; provided that (i) no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least a majority of the Preferred Stock then outstanding, (ii) no amendment, modification, alteration, repeal or waiver of the rights of the holders of Series B Preferred in Sections 5.1, 5.2, 6.2, 6.8.1, 6.8.2 or the definitions of Liquidation Value that materially and adversely affects the holders of Series B Preferred shall be binding or effective without the prior written consent of the holders of at least a majority of the Series B Preferred, (iii) no amendment, modification, alteration, repeal or waiver of the rights of the holders of Series C Preferred in Sections 5.2, 6.2, 6.8.1, 6.8.2 or the definitions of Liquidation Value that materially and adversely affects the holders of Series C Preferred shall be binding or effective without the prior written consent of the holders of at least a majority of the Series C Preferred, which majority shall include the affirmative vote of each holder of greater than ten percent (10%) of the issued and outstanding Series C Preferred, (iv) no amendment, modification, alteration, repeal or waiver of the rights of the holders of Series D Preferred in Sections 5.2, 6.2, 6.8.1, 6.8.2, 10(iv) or the definitions of Liquidation Value that materially and adversely affects the holders of Series D Preferred shall be binding or effective without the prior written consent of the holders of at least a majority of the Series D Preferred, (v) no amendment, modification, alteration, repeal or waiver of the rights of the holders of Series E Preferred in Sections 5.2, 6.2, 6.8.1, 6.8.2, 10(v) or the definitions of Liquidation Value that materially and adversely affects the holders of Series E Preferred shall be binding or effective without the prior written consent of the holders of at least a majority of the Series E Preferred, (vi) no amendment, modification, alteration, repeal or waiver of the rights of the holders of Series F Preferred in Sections 2.1.1, 2.2, 4.1, 5.2, 6.2, 6.8.1, 6.8.2, 10(vi)

or the definitions of Liquidation Value that materially and adversely affects the holders of Series F Preferred shall be binding or effective without the prior written consent of the holders of at least a majority of the Series F Preferred, which majority must include the consent of the Lead Series F Investor if the Lead Series F Investor still meets the Threshold, (vii) no amendment to any provision of this Part B of this Article Fourth that materially and adversely affects the rights of a particular series of Preferred Stock shall be binding or effective without the prior written consent of the holders of a majority of such series, (viii) no amendment, modification, alteration, repeal or waiver of the rights of a holder of at least twenty-five percent (25%) of the outstanding shares of Preferred Stock in Section 4.1 shall be binding or effective without the prior written consent of such holder.
11.    Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
12.    Aggregation of Shares. For purposes of Sections 4.1 and 10 of this Agreement, all holdings of Preferred Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under such sections. For all purposes whatsoever, Kaiser Permanente Ventures, LLC - Series A, Kaiser Permanente Ventures, LLC - Series B and The Permanente Federation LLC - Series J shall be affiliates of each other.
FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation,
SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification,
TENTH: The following indemnification provisions shall apply to the persons enumerated below.
1.    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
2.    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.
3.    Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
4.    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
5.    Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
7.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
8.    Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
9.    Corporate Opportunity. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
10.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any sentence of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
* * *
4.    That the foregoing amendment and restatement was approved by the Board of Directors in accordance with Section 141 of the General Corporation Law.
5.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
6.    That this Seventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Sixth Amended Certificate of Incorporation, filed February 9, 2016, including all amendments thereto, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 4th day of February, 2019.

By:	/s/ Daniel D. Burton
Daniel D. Burton, Chief Executive Officer

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